EXHIBIT 10.75

TERM NOTE
(THIRD LOAN)

$6,290,000    Chattanooga, Tennessee
January 23, 2015

FOR VALUE RECEIVED, the undersigned, TDG OPERATIONS, LLC, a Georgia limited liability company ("Maker"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business in Memphis, Tennessee ("Bank"), the principal sum of SIX MILLION TWO HUNDRED NINETY THOUSAND DOLLARS ($6,290,000), together with interest from date until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said principal and interest being payable as follows:
The unpaid principal balance hereof shall be payable in monthly installments due and payable on the seventh (7th) day of each month beginning February 7, 2015, such installment payments being in the amount of Twenty Six Thousand Two Hundred Eight Dollars and 33/100 ($26,208.33) each all as more particularly set forth on Schedule A attached hereto and incorporated by reference herein (payment dates being the "Period End" date on that Schedule). Interest on the indebtedness evidenced hereby shall be paid monthly concurrently with the payment of such principal installments. On January 7, 2025, all then outstanding principal, interest, and other sums owing under or in connection with this Note are due and payable in full (in other words, a balloon payment is due on January 7, 2025).
This Note is being issued pursuant to that certain Term Loan Agreement dated as of November 7, 2014, among the Maker, the Bank and certain guarantors therein mentioned and described, as said agreement has been and may be amended or modified (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
The interest rate on this Note is subject to change from time to time based on changes in an independent index (the "Index") which is the LIBOR Rate (as hereinafter defined) adjusted and determined, without notice to Maker, as of the date of this Note and on the seventh (7th) day of each calendar month hereafter (the "Interest Rate Change Date"). The "LIBOR Rate" shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading "USD" (the "Index") on the day that is two (2) London Business Days preceding each Interest Rate Change Date (the "Reset Date"). If the LIBOR Rate as defined above is not available or is not published for any Reset Date, then Bank shall, at its sole discretion, choose a substitute source for the LIBOR Rate, which LIBOR Rate plus the Margin (hereinafter defined) shall become effective on the next Interest Rate Change Date. "London Business Day" shall mean any day on which commercial banks in London, England are open for general business. The Index is not necessarily the lowest rate charged by Bank on its loans. If the Index becomes unavailable during the term of this loan, Bank may designate a substitute index after notice to Maker. Bank will tell Maker the current Index rate upon Maker's request. The interest rate change will not occur more often than each month. Maker understands that Bank may make loans based on other rates as well. The Index is currently .16775% per annum. The interest rate to be applied to the unpaid principal balance of this Note (the "Contract Rate") will be the Index plus a margin of two percent (2%) (the "Margin"), which results in an initial interest rate of 2.16775%. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law. Any payment due on a date that is not a day commercial banks in Chattanooga, Tennessee are open for business shall be due the next business day.
Notwithstanding any other provisions herein, if any Change in Law (as hereafter defined) shall make it unlawful for the Bank to make or maintain a LIBOR Rate loan as contemplated by this Note, the principal outstanding hereunder shall, if required by law and if the Bank so requests, be converted on the date required to make the loan evidenced by this Note legal to a loan according interest at the lesser of the Maximum Rate or the base commercial rate of interest ("Base Rate") established from time to time by the Bank. Each change in the Base Rate shall become effective, without notice to the Maker, on the same date that the Base Rate changes. The Maker hereby agrees promptly to pay the Bank, upon demand, any costs incurred by the Bank in making any conversion in accordance with this paragraph, including any interest or fees payable by the Bank to lenders of funds obtained by Bank in order to maintain its LIBOR Rate loans.
The Maker hereby indemnifies the Bank and holds the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (i) a default by the Maker in payment of the principal amount of or interest on the loan evidenced hereby, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate loans; or (ii) a Change in Law that results in the imposition on the Bank of reserve requirements in connection with LIBOR Rate loans made by the Bank provided that Bank gives Maker 30 days' notice of such change. The Maker will make any payments under this indemnity to Bank, upon demand. The Maker further agrees to enter into a modification of this Note, at the request of the Bank, to bring this Note into compliance with any Change in Law.
"Change in Law" shall mean the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof, in all cases by Governmental Authority having jurisdiction over the Bank, in each case after the date hereof.
"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising regulatory function of or pertaining to government.
The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of (a) the Base Rate or (b) the maximum effective variable contract rate which may be charged by the Bank under applicable law from time to time in effect (the "Maximum Rate").
Notwithstanding the foregoing, upon the occurrence of a Default (as defined in the Loan Agreement), the Bank, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Contract Rate plus (ii) two percent (2%).
Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.
For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.
This Note is secured by the Security Documents, and may now or hereafter be secured by other mortgages, trust deeds, assignments, security agreements, or other instruments of pledge or hypothecation.
All installments of interest, and the principal hereof, are payable at the office of First Tennessee Bank National Association, 701 Market Street, Chattanooga, Tennessee 37402, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.
If the Maker shall fail to make payment of any installment of principal or interest, within ten (10) days of its due date or upon any default in the terms and provisions of any of the Security Documents, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any Default under the Loan Agreement, or upon dissolution of the Maker, or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, if any such default is not cured within any cure period applicable thereto, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Bank may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.
If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Bank in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Bank, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorneys' fee. These include, but are not limited to, the Bank's reasonable attorneys' fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.
The Bank and the Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Bank or Maker against the other.
To the extent permitted by applicable law, the Bank reserves a right of setoff in all the Maker's accounts with the Bank (whether checking, savings, or some other account). This includes all accounts the Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. The Maker authorizes the Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Bank's option, to administratively freeze all such accounts to allow the Bank to protect the Bank's charge and setoff rights provided in this paragraph.
The undersigned agrees to furnish financial statements in accordance with the Loan Agreement, and further agrees to execute and deliver all other instruments and take such other actions as the Bank may from time to time reasonably request in order to carry out the provisions and intent hereof.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account. What this means to Maker: When Maker opens an account, the Bank will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Bank to identify Maker. The Bank may also ask Maker to provide copies of certain documents that will aid in confirming this information.
The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon. Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder. The liability of Maker shall not be affected by the failure of Bank to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be without regard to the liability of any other party hereto.
It is the intention of the Bank and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.
This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.
The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time, upon not less than three (3) business days' prior written notice to Bank provided, however, that if an Interest Rate Swap has been entered into in connection with this Note, any full or partial prepayments of principal amounts due under this Note may require termination or adjustment of the Interest Rate Swap and may result in a payment due from Maker per the terms and conditions of the Interest Rate Swap. Maker shall also pay accured interest on the amount prepaid at the time of prepayment.
Bank is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Bank and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Bank to Maker. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker. However, subject to applicable law, Bank shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.
The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.
The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Bank, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Bank.
Bank may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Bank and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Bank; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder; provided that Maker shall be entitled to deal with one lender as agent for all participants. Bank may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Bank's or such holder's rights hereunder.

Maker irrevocably appoints the President of Maker as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Hamilton County, Tennessee, by service of process on such President; and Maker agrees that such courts of the State shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Bank based upon improper venue or inconvenient forum.
(Signature page attached)

IN WITNESS WHEREOF, Maker has caused this Note to be executed by its respective officer, duly authorized so to do, all as of the day and year first above written.
MAKER:

TDG OPERATIONS, LLC

By:    /s/ Jon A. Faulkner
Name: Jon A. Faulkner
Title: President